Archrock Reports Third Quarter 2024 Results and Raises Full Year 2024 Financial Guidance

HOUSTON, November 11, 2024 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter 2024.

Third Quarter 2024 Highlights

●	Revenue for the third quarter of 2024 was $292.2 million compared to $253.4 million in the third quarter of 2023.
●	Net income for the third quarter of 2024 was $37.5 million and earnings per share (“EPS”) was $0.22, compared to $30.9 million and $0.20, respectively, in the third quarter of 2023.
●	Adjusted net income (a non-GAAP measure defined below) for the third quarter of 2024 was $47.3 million and adjusted EPS (a non-GAAP measure defined below) was $0.28, compared to $30.9 million and $0.20, respectively, in the third quarter of 2023.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2024 was $150.9 million compared to $120.2 million in the third quarter of 2023.
●	Declared a quarterly dividend of $0.175 per share of common stock for the third quarter of 2024, 6% higher compared to the second quarter of 2024 and 13% higher compared to the third quarter of 2023, supported by dividend coverage of 3.0x.
●	Closed acquisition of Total Operations and Production Services, LLC (“TOPS”).
●	Raised full-year 2024 adjusted EBITDA guidance to a range of $575 million to $585 million.

Management Commentary and Outlook

“Archrock drove tremendous performance during the third quarter, marked by the achievement of several financial and strategic milestones,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Our compression fleet remained fully utilized and our contract operations and aftermarket services segments delivered record-setting adjusted gross margins. In addition, at the end of August, we closed the previously announced acquisition of TOPS, and our teams are doing a great job integrating this high-quality electric motor drive compression operation into Archrock.

“The significant outperformance in our pre-acquisition business, the continued deployment of innovative technology and an expanded electric motor drive fleet result in an increase to our 2024 adjusted EBITDA guidance expectations and set a strong foundation for even higher levels of customer service, operational execution and profitability in 2025.

“We see sustained strength in compression booking demand as our customers plan for continuing production growth to meet increased LNG export capacity and electric generation demand from AI and data centers. I’m particularly excited about our enhanced position in the Permian Basin, which is forecasted to lead the U.S. in oil and gas production growth.

“Against this robust market backdrop, we expect to continue to make high-return investments in large midstream and electric motor drive newbuild horsepower to support our exceptional customer base. Our capital allocation is differentiated and bolstered by the accretive acquisition of TOPS, supporting a 6% sequential increase in our dividend per share and $12 million in share repurchases during the third quarter, as well as our expectation for continued increases to shareholder returns in the future,” concluded Childers.

Third Quarter 2024 Financial Results

Archrock’s third quarter 2024 net income of $37.5 million included a non-cash long-lived and other asset impairment of $2.5 million, a debt extinguishment loss of $3.2 million as well as transaction-related expenses totaling $9.2 million. Archrock’s third quarter 2023 net income of $30.9 million included a non-cash long-lived and other asset impairment of $2.9 million and restructuring charges of $0.6 million.

Adjusted EBITDA for the third quarter of 2024 and 2023 included $2.2 million and $3.2 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the third quarter of 2024, contract operations segment revenue totaled $245.4 million, an increase of 18% compared to $207.6 million in the third quarter of 2023. Adjusted gross margin was $165.6 million for the third quarter of 2024, up 25% from $132.3 million in the third quarter of 2023. Adjusted gross margin percentage was 67% for the third quarter of 2024, compared to 64% in the third quarter of 2023. At the end of the third quarter of 2024, total operating horsepower was 4.2 million, up from 3.6 million in the third quarter of 2023, primarily reflecting the acquisition of TOPS. Horsepower utilization at period end remained at 95%.

Aftermarket Services

For the third quarter of 2024, aftermarket services segment revenue totaled $46.7 million, compared to $45.8 million in the third quarter of 2023. Adjusted gross margin was $12.3 million for the third quarter of 2024, compared to $9.1 million in the third quarter of 2023. Adjusted gross margin percentage was 26% for the third quarter of 2024, compared to 20% for the third quarter of 2023.

Balance Sheet

Long-term debt was $2.2 billion at September 30, 2024, which reflects the offering of $700 million aggregate principal amount of 6.625% senior notes due 2032, as well as the tender of $200 million aggregate principal amount of 6.875% senior notes due 2027 (of the $500 million aggregate principal amount outstanding of the notes). Our available liquidity at September 30, 2024 totaled $650 million. Our leverage ratio was 3.57x as of September 30, 2024, compared to 3.84x as of September 30, 2023.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.175 per share of common stock, or $0.70 per share on an annualized basis. Dividend coverage in the third quarter of 2024 was 3.0x. The third quarter 2024 dividend will be paid on November 13, 2024 to stockholders of record at the close of business on November 6, 2024.

Share Repurchase Program

During the quarter ended September 30, 2024, Archrock repurchased 649,854 common shares at an average price of $18.63 per share, for an aggregate of approximately $12.1 million. Approximately $37.9 million remains available for future common share repurchases under Archrock’s current share repurchase program.

Updated 2024 Annual Guidance

Archrock is providing revised guidance for the full year 2024. The full-year 2024 guidance below incorporates four months of the financial impact of the TOPS acquisition that closed on August 30, 2024.

(in thousands, except percentages, per share amounts, and ratios)

	Full Year 2024 Guidance
	Low	High
Net income (1) (2)	$157,000	$167,000
Adjusted EBITDA(3)	575,000	585,000
Cash available for dividend(4) (5)	339,000	349,000

Segment
Contract operations revenue	$970,000	$980,000
Contract operations adjusted gross margin percentage	66%	67%
Aftermarket services revenue	$180,000	$185,000
Aftermarket services adjusted gross margin percentage	22%	23%

Selling, general and administrative	$134,000	$132,000

Capital expenditures
Growth capital expenditures (6)	$260,000	$260,000
Maintenance capital expenditures	85,000	85,000
Other capital expenditures	25,000	25,000

(1) 2024 annual guidance for net income includes $9.5 million of long-lived and other asset impairment as of September 30, 2024, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2023 and 2022 was $12.0 million and $21.4 million, respectively.
(2) Reflects estimate of expenses incurred to date related to the TOPS acquisition.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(28.0) million and $(24.5) million for the years 2023 and 2022, respectively.
(6) The $70 million increase from prior annual guidance of $190 million is exclusively related to the addition of horsepower in TOPS’ backlog and payments due at delivery.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2024		2024		2023
Net income	$37,516		$34,425		$30,858
Adjusted net income (1)	$47,313		$35,793		$30,858
Adjusted EBITDA (1)	$150,854		$129,712		$120,150

Contract operations revenue	$245,420		$225,468		$207,552
Contract operations adjusted gross margin (1)	$165,610		$146,190		$132,279
Contract operations adjusted gross margin percentage	67%		65%		64%

Aftermarket services revenue	$46,741		$45,058		$45,815
Aftermarket services adjusted gross margin (1)	$12,346		$9,900		$9,127
Aftermarket services adjusted gross margin percentage	26%		22%		20%

Selling, general, and administrative	$34,059		$31,163		$28,558

Net cash provided by operating activities	$96,900		$70,651		$120,070
Cash available for dividend	$92,887		$71,593		$63,021
Cash available for dividend coverage (2)	3.0	x	2.6	x	2.6	x

Adjusted free cash flow (1) (3)	$(834,282)		$(16,914)		$62,859
Adjusted free cash flow after dividend (1) (3)	$(862,147)		$(42,733)		$38,609

Total available horsepower (at period end) (4)	4,418		3,806		3,773
Total operating horsepower (at period end) (5)	4,179		3,601		3,608
Horsepower utilization spot (at period end)	95%		95%		96%

(1)	Management believes adjusted net income, adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $866.6 million cash paid in TOPS Acquisition, net of cash acquired.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

Conference Call Details

Archrock will host a conference call on November 12, 2024, to discuss third quarter 2024 financial results. The call will begin at 9:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted net income, a non-GAAP measure, is defined as net income (loss) excluding transaction-related costs and debt extinguishment loss adjusted for income taxes. A reconciliation of adjusted net income to net income, the most directly comparable GAAP measure, and a reconciliation of adjusted earnings per share to basic and diluted earnings per common share, the most directly comparable GAAP measure, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2024 adjusted EBITDA guidance to net income appear below.

Adjusted gross margin, a non-GAAP measure, is defined as revenue less cost of sales, exclusive of depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of adjusted gross margin to net income, the most directly comparable GAAP measure, and a reconciliation of adjusted gross margin percentage to gross margin appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2024 cash available for dividend guidance to net income appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of adjusted free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the TOPS acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: inability to achieve the expected benefits of the TOPS acquisition and difficulties in integrating TOPS; risks related to acquisitions, including the TOPS acquisition, which can reduce our ability to make distributions to our common stockholders; risks related to pandemics and other public health crises; an increase in inflation; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; inability to make acquisitions on economically acceptable terms; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; uncertainty relating to the phasing out of London Interbank Offered Rate; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2023, Archrock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Archrock, Inc.
INVESTORS Megan Repine VP of Investor Relations 281-836-8360 investor.relations@archrock.com
MEDIA Andrew Siegel / Jed Repko Joele Frank 212-355-4449

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Revenue:
Contract operations	$245,420	$225,468	$207,552
Aftermarket services	46,741	45,058	45,815
Total revenue	292,161	270,526	253,367

Cost of sales, exclusive of depreciation and amortization
Contract operations	79,810	79,278	75,273
Aftermarket services	34,395	35,158	36,688
Total cost of sales, exclusive of depreciation and amortization	114,205	114,436	111,961

Selling, general and administrative	34,059	31,163	28,558
Depreciation and amortization	48,377	43,853	42,155
Long-lived and other asset impairment	2,509	4,401	2,922
Restructuring charges	—	—	592
Debt extinguishment loss	3,181	—	—
Interest expense	30,179	27,859	28,339
Transaction-related costs	9,220	1,782	—
Gain on sale of assets, net	(2,218)	(576)	(3,237)
Other income, net	(304)	128	(235)
Income before income taxes	52,953	47,480	42,312
Provision for income taxes	15,437	13,055	11,454
Net income	$37,516	$34,425	$30,858

Basic and diluted net income per common share (1)	$0.22	$0.22	$0.20

Weighted average common shares outstanding:
Basic	165,847	154,496	154,163
Diluted	166,173	154,785	154,401

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2024	2024	2023
Revenue:
Contract operations	$245,420	$225,468	$207,552
Aftermarket services	46,741	45,058	45,815
Total revenue	$292,161	$270,526	$253,367

Adjusted gross margin:
Contract operations	$165,610	$146,190	$132,279
Aftermarket services	12,346	9,900	9,127
Total adjusted gross margin (1)	$177,956	$156,090	$141,406

Adjusted gross margin percentage:
Contract operations	67%	65%	64%
Aftermarket services	26%	22%	20%
Total adjusted gross margin percentage (1)	61%	58%	56%

Selling, general and administrative	$34,059	$31,163	$28,558
% of revenue	12%	12%	11%

Adjusted EBITDA (1)	$150,854	$129,712	$120,150
% of revenue	52%	48%	47%

Capital expenditures	$70,018	$91,271	$74,501
Proceeds from sale of property, plant and equipment and other assets	(6,654)	(3,706)	(16,570)
Net capital expenditures	$63,364	$87,565	$57,931

Total available horsepower (at period end) (2)	4,418	3,806	3,773
Total operating horsepower (at period end) (3)	4,179	3,601	3,608
Average operating horsepower	3,757	3,607	3,593
Horsepower utilization:
Spot (at period end)	95%	95%	96%
Average	95%	95%	95%

Dividend declared for the period per share	$0.175	$0.165	$0.155
Dividend declared for the period to all stockholders	$30,656	$27,977	$24,282
Cash available for dividend coverage (4)	3.0	x	2.6	x	2.6	x

Adjusted free cash flow (1) (5)	$(834,282)	$(16,914)	$62,859
Adjusted free cash flow after dividend (1) (5)	$(862,147)	$(42,733)	$38,609

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as cash available for dividend divided by dividends declared for the period.
(5) Reflects $866.6 million cash paid in TOPS Acquisition, net of cash acquired.

	September 30,	June 30,	September 30,
	2024	2024	2023
Balance Sheet
Long-term debt (1)	$2,236,131	$1,608,956	$1,604,554
Total equity	1,290,736	894,496	861,093

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net income	$37,516	$34,425	$30,858
Transaction-related costs	9,220	1,732	—
Debt extinguishment loss	3,181	—	—
Tax effect of adjustments (1)	(2,604)	(364)	—
Adjusted net income (2)	$47,313	$35,793	$30,858

Weighted average common shares outstanding used in diluted earnings per common share	166,173	154,785	154,401

Basic and diluted earnings per common share (3)	$0.22	$0.22	$0.20
Transaction-related costs per share	0.06	0.01	—
Debt extinguishment loss per share	0.02	—	—
Tax effect of adjustments per share	(0.02)	—	—
Adjusted earnings per share (2)	$0.28	$0.23	$0.20

(1) Represents tax effect of transaction-related costs and debt extinguishment loss based on statutory tax rate.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net income	$37,516	$34,425	$30,858
Depreciation and amortization	48,377	43,853	42,155
Long-lived and other asset impairment	2,509	4,401	2,922
Restructuring charges	—	—	592
Debt extinguishment loss	3,181	—	—
Interest expense	30,179	27,859	28,339
Transaction-related costs	9,220	1,782	—
Stock-based compensation expense	3,738	3,513	3,191
Amortization of capitalized implementation costs	697	824	639
Provision for income taxes	15,437	13,055	11,454
Adjusted EBITDA (1)	150,854	129,712	120,150
Selling, general and administrative	34,059	31,163	28,558
Stock-based compensation expense	(3,738)	(3,513)	(3,191)
Amortization of capitalized implementation costs	(697)	(824)	(639)
Gain on sale of assets, net	(2,218)	(576)	(3,237)
Other income, net	(304)	128	(235)
Adjusted gross margin (1)	$177,956	$156,090	$141,406

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Total Revenue to Adjusted Gross Margin

(in thousands)

	Three Months Ended
	September 30,		June 30,		September 30,
	2024		2024		2023
Total revenues	$292,161		$270,526		$253,367
Cost of sales, exclusive of depreciation and amortization	(114,205)		(114,436)		(111,961)
Depreciation and amortization	(48,377)		(43,853)		(42,155)
Gross margin	129,579	44%	112,237	41%	99,251	39%
Depreciation and amortization	48,377		43,853		42,155
Adjusted gross margin (1)	$177,956	61%	$156,090	58%	$141,406	56%

(1)	Management believes adjusted gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net income	$37,516	$34,425	$30,858
Depreciation and amortization	48,377	43,853	42,155
Long-lived and other asset impairment	2,509	4,401	2,922
Restructuring charges	—	—	592
Debt extinguishment loss	3,181	—	—
Interest expense	30,179	27,859	28,339
Transaction-related costs	9,220	1,782	—
Stock-based compensation expense	3,738	3,513	3,191
Amortization of capitalized implementation costs	697	824	639
Provision for income taxes	15,437	13,055	11,454
Adjusted EBITDA (1)	150,854	129,712	120,150
Less: Maintenance capital expenditures	(21,190)	(25,415)	(24,103)
Less: Other capital expenditures	(6,945)	(3,445)	(5,264)
Less: Cash tax payment	(404)	(2,028)	(53)
Less: Cash interest expense	(29,428)	(27,231)	(27,709)
Cash available for dividend (2)	$92,887	$71,593	$63,021

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net cash provided by operating activities	$96,900	$70,651	$120,070
Inventory write-downs	(51)	(318)	(22)
Provision for (benefit from) credit losses	(90)	(80)	94
Gain on sale of assets, net	2,218	576	3,237
Current income tax (benefit) provision	(146)	615	460
Cash tax payment	(404)	(2,028)	(53)
Amortization of operating lease ROU assets	(962)	(880)	(839)
Amortization of contract costs	(6,046)	(5,957)	(5,386)
Deferred revenue recognized in earnings	4,101	2,747	2,289
Cash restructuring charges	—	—	381
Transaction-related costs	9,220	1,782	—
Changes in assets and liabilities	16,282	33,345	(27,843)
Maintenance capital expenditures	(21,190)	(25,415)	(24,103)
Other capital expenditures	(6,945)	(3,445)	(5,264)
Cash available for dividend (1)	$92,887	$71,593	$63,021

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net cash provided by operating activities	$96,900	$70,651	$120,070
Net cash used in investing activities (1)	(931,182)	(87,565)	(57,211)
Adjusted free cash flow (1) (2)	(834,282)	(16,914)	62,859
Dividends paid to stockholders	(27,865)	(25,819)	(24,250)
Adjusted free cash flow after dividend (1) (2)	$(862,147)	$(42,733)	$38,609

(1)	Reflects $866.6 million cash paid in TOPS Acquisition, net of cash acquired.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2024
	Low	High
Net income (1)	$157,000	$167,000
Interest expense	126,000	126,000
Provision for income taxes	61,000	61,000
Depreciation and amortization	190,000	190,000
Stock-based compensation expense	15,000	15,000
Long-lived and other asset impairment	9,000	9,000
Amortization of capitalized implementation costs	3,000	3,000
Transaction-related costs (2)	11,000	11,000
Transaction-related debt extinguishment loss	3,000	3,000
Adjusted EBITDA (3)	575,000	585,000
Less: Maintenance capital expenditures	(85,000)	(85,000)
Less: Other capital expenditures	(25,000)	(25,000)
Less: Cash tax expense	(3,000)	(3,000)
Less: Cash interest expense	(123,000)	(123,000)
Cash available for dividend (4)(5)	$339,000	$349,000

(1) 2024 annual guidance for net income includes $9.5 million of long-lived and other asset impairment as of September 30, 2024, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2023 and 2022 was $12.0 million and $21.4 million, respectively.
(2) Reflects estimate of expenses incurred to date related to the TOPS acquisition and excludes additional costs to be incurred after close.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(28.0) million and $(24.5) million for the years 2023 and 2022, respectively.